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                 U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549




                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                        Date of Report May 11, 2005
                     (Date of earliest event reported)


                             EACO CORPORATION
        (Exact name of registrant as specified in its charter)


                               Florida
             (State or other jurisdiction of incorporation)

         0-14311                             59-2597349
  (Commission File Number)       (IRS Employer Identification No.)


       2113 Florida Boulevard, Neptune Beach, FL        32266
         (Address principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (904) 249-4197

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Item 2.01        Results of Operations and Financial Condition

On May 11, 2005, the Company announced operating results for the first quarter of 2005.


Item 9.01.       Financial Statements and Exhibits

                  (c)              Exhibits.

                  99.1           Press Release dated May 11, 2005.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               EACO Corporation


Date:  May 12, 2005            By: /s/ Edward B. Alexander
                               Edward B. Alexander, President/
                               Chief Operating Officer



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EXHIBIT INDEX

    Exhibit No.

    99.1    Press Release dated May 11, 2005 issued by EACO
            Corporation.

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Exhibit 99.1

Stephen Travis
Director of Finance                               May 11, 2005
(904) 249-4l97

                    EACO CORPORATION REPORTS
             BEST QUARTERLY RESULTS IN THREE YEARS
                    ______________________

NEPTUNE BEACH, FLORIDA - EACO Corporation (OTCBB:EACO), today reported revenues and operating results for the first quarter ended March 30, 2005.

Same store sales increased 0.4% for the first quarter of 2005 compared to the same period in 2004, the Company's sixth consecutive quarterly increase. Total first quarter 2005 sales decreased to $10,026,600 from $10,259,300 for the same period in 2004, due to the disposal of two under-performing restaurants since the comparable period in 2004.

Net income for the first quarter of 2005 was $258,200 ($.07 per share) compared to a net loss of $330,700 ($.09 per share) for the same period in 2004, which included an asset valuation charge of $594,200. This marked the Company's best quarterly performance since the first quarter of 2002.

Edward B. Alexander, President of the Company, remarked "We continue to be pleased with the transformation of our restaurants to our Whistle Junction and Florida Buffet concepts. We have completed two Whistle Junction remodels and one Florida Buffet remodel so far in 2005, and each one has produced sales increases to date. We look forward to completing this transformation."

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EACO Corporation
Consolidated Statements of Operations
(Unaudited)


                                        For the Quarter Ended
                                     --------------------------
                                      March 30,       March 31,
                                        2005            2004
                                     --------------------------
Revenues:
  Sales                                $10,026,600   $10,259,300
  Vending revenue                           48,800        49,000
                                       -----------   -----------
Total revenues                          10,075,400    10,308,300
                                       -----------   -----------
Costs and expenses:
  Food and beverage                      3,747,400     3,851,300
  Payroll and benefits                   2,810,100     2,893,500
  Depreciation and amortization            500,400       490,600
  Other operating expenses               1,560,100     1,470,700
  General and administrative expenses      610,800       621,600
  Franchise fees                           174,200       371,200
  Asset valuation charge                         0       594,200
  Loss on disposition of equipment          19,200        12,200
                                       -----------   -----------
Total costs and expenses                 9,422,200    10,305,300
                                       -----------   -----------
     Earnings from operations              653,200         3,000

Investment gain                                  0        23,900
Interest and other income                   56,200        53,400
Interest expense                          (451,200)     (411,000)
                                       -----------   -----------
     Earnings (loss) before
       income taxes                        258,200      (330,700)
Provision for income taxes                       0             0
                                       -----------   -----------
     Net income (loss)                    $258,200      (330,700)
                                       ===========   ===========
Basic earnings (loss) per share              $0.07        ($0.09)
                                       ===========   ===========
Diluted earnings (loss) per share            $0.07        ($0.09)
                                       ===========   ===========

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